UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 24, 2014

FUELCELL ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Great Pasture Road, Danbury, Connecticut		06813
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (203) 825-6000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) As previously disclosed, on July 30, 2014, NRG Energy, Inc. (“NRG”) entered into a certain Securities Purchase Agreement (the “Purchase Agreement”) with FuelCell Energy, Inc. (the “Company”).  Under the Purchase Agreement, the Company provided NRG the right to appoint a person to the Board of Directors (the “Board”) of the Company. For a description of the agreements between NRG and the Company, see the Company's Current Report on Form 8-K filed with the SEC on August 4, 2014, which is incorporated herein by reference. On September 8, 2014, NRG exercised this right and designated Christopher S. Sotos for the Company’s consideration.

On September 24, 2014, the Board appointed Mr. Sotos to the Board and increased the size of the Board from seven to eight members.

Mr. Sotos, age 43, has served as Senior Vice President-Strategy and Mergers and Acquisitions of NRG (NYSE: NRG) since November 2012 and has served as a Director of NRG Yield (NYSE: NYLD) since May 2013. Prior to his current position, Mr. Sotos served as NRG’s Senior Vice President and Treasurer from March 2008 to September 2012. In this role, he was responsible for all treasury functions, including raising capital, valuation, debt administration and cash management. Mr. Sotos joined NRG in 2004 as a Senior Finance Analyst, following more than nine years in key financial roles within the energy sector and other industries for Houston-based companies such as Koch Capital Markets, Entergy Wholesale Operations and Service Corporation International. Mr. Sotos brings strong financial and accounting skills to the Board as well as power industry expertise.
Mr. Sotos will serve on the Company's Government Affairs Committee. Mr. Sotos will not be compensated as a director.

On September 29, 2014, the Company issued a press release announcing the appointment of Mr. Sotos to the Board. A copy of the press release is filed with this Form 8-K on Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	FuelCell Energy, Inc., Press Release, issued September 29, 2014.

2

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: September 29, 2014	By:	/s/ Michael S. Bishop
Michael S. Bishop
Senior Vice President, Chief Financial Officer, Corporate Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	FuelCell Energy, Inc., Press Release, issued September 29, 2013